Exhibit 16

Letter re Change in Certifying Accountant

CHISHOLM, BIERWOLF & NILSON, LLC
CERTIFIED PUBLIC ACCOUNTANTS

533 West 2600 South, Suite 250
Bountiful, Utah 84010

October 17, 2005

Securities & Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We were previously principal accountants for Wilson Holdings, Inc. (formerly Cole Computer Corp., the “Company”) and, under the date of April 15, 2005, we reported on the consolidated financial statements of the Company as of and for the years ended December 31, 2004 and 2003. On October 12, 2005, our appointment as principal accountants was terminated. We have read the Company’s statements included under Item 4.01 of its form 8-K dated October 17, 2005, and we agree with such statements, except we are not in a position to agree or disagree with the statements that the Audit Committee engaged Helin, Donovan, Trubee & Wilkinson LLP to serve as the Company’s independent public accountants for the fiscal year ending December 31, 2005.

Very truly yours,

/s/ Chislholm, Bierwolf & Nilson, LLC

Chisholm, Bierwolf & Nilson, LLC
Bountiful, Utah